Third Amendment

to the

Distribution Agreement

Between

Capitol Series Trust

and

Unified Financial Securities, LLC

This third amendment (the “Amendment”) dated as of December 18, 2018 to the Distribution Agreement dated January 1, 2016 (the “Agreement”) is made by and among Capitol Series Trust, Fuller & Thaler Asset Management, Inc., and Unified Financial Securities, LLC (collectively, the “Parties”).

The Parties desire to amend the Agreement according to the terms and conditions set forth in this Amendment.

In consideration of the Parties agreement to amend their obligations in the existing Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions, and agreements described below:

1.	Schedule A to the Agreement is hereby amended as follows:

SCHEDULE A

to the

Distribution Agreement

between

Capitol Series Trust

Fuller & Thaler Asset Management, Inc.

and

Unified Financial Securities, LLC

Fund Portfolios

Fuller & Thaler Behavioral Small-Cap Equity Fund

Fuller & Thaler Behavioral Small-Cap Growth Fund

Fuller & Thaler Behavioral Mid-Cap Value Fund

Fuller & Thaler Behavioral Unconstrained Equity Fund

Fuller & Thaler Behavioral Small-Mid Core Equity Fund

Fuller & Thaler Behavioral Micro-Cap Equity Fund

Except as set forth is this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

Third Amendment to Distribution Agreement

Fuller & Thaler

December 18, 2018

The Parties duly executed this Amendment as of December 18, 2018.

	Capitol Series Trust		Unified Financial Securities, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Kevin Guerette
Name:	Matthew Miller	Name:	Kevin Guerette
Title:	President	Title:	President

Fuller & Thaler Asset Management, Inc.

By:	/s/ Ed Stubbins
Name:	Ed Stubbins
Title:	Principal

Third Amendment to Distribution Agreement

Fuller & Thaler

December 18, 2018

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